UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2015

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On July 6, 2015, OmniVision Technologies, Inc. (“OmniVision”) issued a press release announcing that it has rescheduled to July 23, 2015 the Special Meeting at which OmniVision shareholders will vote on matters in connection with the Agreement and Plan of Merger, dated April 30, 2015, by and among OmniVision, Seagull International Limited and Seagull Acquisition Corporation (as may be amended from time to time). The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

The matters discussed herein, including in any exhibits hereto, may contain forward-looking statements that are subject to risks and uncertainties. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties could cause such forward-looking statements and OmniVision’s actual results to differ materially. In evaluating these forward-looking statements, you should specifically consider various factors, including the factors listed in the “Risk Factors” section of OmniVision’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 and its most recent quarterly reports filed on Form 10-Q. These factors may cause OmniVision’s results to differ materially from any forward-looking statement. Forward-looking statements are only predictions and actual events or results may differ materially. OmniVision disclaims any obligation to update information contained in any forward-looking statement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc., dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Henry Yang
Henry Yang

Chief Operating Officer

Date: July 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OmniVision Technologies, Inc., dated July 6, 2015.